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                                                                   EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

As independent public accountants, we hereby consent to the use of our reports dated February 13, 1998 (and to all references to our firm) included in Registration Statement File No. 333-69607.

                                                Arthur Andersen LLP

Bakersfield, California

May 5, 1999